SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2011

Domino’s Pizza, Inc.

(Exact name of registrant as specified in its charter)

Commission file number:

001-32242

Delaware	38-2511577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(Address of principal executive offices)

(734) 930-3030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of New Director

On February 23, 2011, the Board of Directors (the “Board”) of the Domino’s Pizza, Inc. (the “Company”) appointed Richard L. Federico, to serve as a Director on the Board, effective February 23, 2011. Mr. Federico was appointed on the recommendation of the Nominating and Corporate Governance Committee of the Board and will be up for election for continued service as a Director on the Board at the Company’s 2012 Annual Meeting of Shareholders.

Mr. Federico currently serves as Chairman and Co-Chief Executive Officer of P.F. Chang’s China Bistro, Inc. Mr. Federico joined P.F. Chang’s in February 1996 as President, became Chief Executive Officer in September 1997 and Chairman in December 2000. Mr. Federico also serves on the board of directors of Jamba, Inc., as well as serving as chairman of the nominating and corporate governance committee and as a member of the audit committee of Jamba, Inc.

In conjunction with his appointment to the Board, Mr. Federico received 6,250 shares of restricted stock, under the same terms and conditions as standard equity grants to Independent Directors of the Company. In addition, Mr. Federico will receive compensation for his service on the Board in accordance with the standard compensation for independent directors.

Item 8.01.	Other Events.

On February 24, 2011, the Company announced that it has appointed Richard E. Allison, Jr. as its new Executive Vice President of International, effective as of March 14, 2011, replacing Michael T. Lawton, who has continued to serve Executive Vice President of International after his appointment to the position of Executive Vice President of Finance and Chief Financial Officer on August 20, 2010.

Mr. Allison, 44, previously served as a Partner with Bain & Company, Inc. from 2004 through December 2010, as co-leader of Bain’s restaurant practice and has been employed with Bain & Company for more than 13 years.

The Company entered into an employment agreement with Mr. Allison in connection with his appointment as the Company’s new Executive Vice President of International, effective March 14, 2011. The employment agreement has an indefinite term unless terminated by either party in accordance with the provisions of the employment agreement. The employment agreement provides that Mr. Allison will receive an initial base salary of $400,000. For fiscal 2011, Mr. Allison will be eligible to receive an annual incentive bonus equal to 100% of his base salary and such incentive bonus will be similar to the terms of the Domino’s Pizza Senior Executive Annual Incentive Plan (the “Incentive Plan”), which ties the performance bonus to achieving targeted financial goals, but any payment will be prorated as if he were employed for the entire 2011 fiscal year. After fiscal 2011, Mr. Allison will be eligible to receive an annual incentive bonus of up to 100% of his base salary under the terms and conditions of his employment agreement and the Incentive Plan. Mr. Allison will also receive options to purchase 100,000 shares of the Company’s common stock and 40,000 performance shares, each with three-year vesting periods, to be granted on the date his employment begins. In addition, Mr. Allison will receive relocation assistance from the Company.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated February24, 2011, announcing the appointment of Richard L. Federico to the Board of Directors of Domino’s Pizza, Inc.

99.2	Press Release, dated February 24, 2011, announcing the appointment of Richard Allison as the Executive Vice President of International of Domino’s Pizza, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

Date: February 24, 2011	/s/Kenneth B. Rollin
Kenneth B. Rollin
Executive Vice President

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